Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-83014) of MICROS Systems, Inc. of our report dated June 25, 2004 relating to the financial statements of MICROS Systems, Inc. 401(k) Retirement Plan, which appears in this Form 11-K.

Baltimore, Maryland
June 25, 2004